UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 3, 2010

(Date of earliest event reported)

SOUTHERN STAR ENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52106 (Commission File Number)	20-2514234 (IRS Employer Identification No.)

110 CYPRESS STATION DRIVE, SUITE 152, HOUSTON, TEXAS 77090

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (832) 375-0330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03   Triggering Events That Accelerate or Increase a Direct Financial Obligation.

On July 11, 2008, the Registrant entered into a credit agreement (the “Credit Agreement”) with Macquarie Bank Limited (“Macquarie”)(as previously disclosed on Registrant’s Current Report on Form 8-K, dated July 16, 2008). The Credit Agreement provides for a loan facility that makes available to the Registrant a senior secured revolving loan not to exceed, in the aggregate, $25,000,000 by July 11, 2011. In connection with the Credit Agreement, the Registrant executed a revolving note, dated July 11, 2008 (the “Note”), in the principal amount of $25,000,000, payable to Macquarie. The Credit Agreement and Note are secured by a lien on substantially all of the Registrant’s assets, including the Registrant’s oil and gas properties.

On May 29, 2009, the Registrant and Macquarie executed a limited waiver letter amending the Credit Agreement (the “Limited Waiver”). Under the terms of the Limited Waiver, Macquarie agreed to waive the Registrant’s compliance with certain sections of the Credit Agreement, which pertain to interest coverage ratio, current ratio, and adjusted present value ratio, until June 30, 2009 (as previously disclosed on Registrant’s Current Report on Form 8-K, dated June 4, 2009).

On February 3, 2010, the Registrant received a notice of acceleration from Macquarie (the “Notice of Acceleration”) and acknowledged to Macquarie that the Limited Waiver had expired and that the Registrant was in default under the Credit Agreement. Under the Notice of Acceleration, (i) the Registrant’s obligations under the Credit Agreement were accelerated and are now immediately due and payable; and (ii) Macquarie’s obligations to make any further advances pursuant to the Credit Agreement were terminated. As of the date of the Notice of Acceleration, the principal amount outstanding under the Note and owed by the Registrant to Macquarie under the Credit Agreement was $5,000,000 together with interest accrued thereon. Although, Macquarie is not yet doing so, Macquarie has reserved the right to charge interest at the Default Rate pursuant to Section 2.6(a) of the Credit Agreement.

Under the Notice of Acceleration, the Registrant has been notified that Macquarie may exercise any and all of its legal rights and remedies available under the Credit Agreement and Note to secure repayment of the Note, including without limitation, (i) foreclosing, liquidating or realizing upon all or any portion of the collateral securing the Credit Agreement and Note, (ii) initiating legal proceedings against the Registrant, or (iii) exercising other rights and remedies available to it under the Credit Agreement, Note and applicable law.

As of February 3, 2010, the Registrant does not have sufficient current assets to repay the combined principal and interest outstanding under the Note. If the Registrant is unable to repay the Note in full, the Registrant may lose its oil and gas properties and investors may lose all or part of their investment in the Registrant.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN STAR ENERGY INC. (Registrant)

Dated: February 9, 2010	By: /s/ William David Gibbs William David Gibbs Chief Executive Officer, President and Secretary